                                POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of Xenogen Corporation
(the  "Company"),  hereby  constitutes and appoints David W. Carter,  William A.
Albright, Jr., Jason M. Brady, David R. Boyko and Jacklyn M. Lobeck, and each of them, the undersigned's true and lawful attorney-in-fact to:

     1. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact  shall in his or her discretion determine to be required or advisable  pursuant to Section 16 of the Securities  Exchange Act of
1934 (as amended) and the rules and regulations promulgated  thereunder,  or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

     2. do all acts  necessary  in order to file such forms with the  Securities and Exchange Commission,  any securities exchange or national  association,  the
Company  and such  other  person or agency as the  attorney-in-fact  shall  deem appropriate.

     The   undersigned    hereby   ratifies   and   confirms   all   that   said
attorneys-in-fact  and agents shall do or cause to be done by virtue hereof. The undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the  undersigned,  are not assuming,  nor is the
Company  assuming,  any of the  undersigned's  responsibilities  to comply  with
Section 16 of the Securities Exchange Act of 1934 (as amended).

     This Amended and Restated  Power of Attorney  amends and restated the Power of  Attorney  for  Section  16 filings  the  undersigned  previously  signed and delivered to the Company.

     This Amended and Restated  Power of Attorney shall remain in full force and effect  until the  undersigned  is no longer  required to file Forms 3, 4, and 5 with respect to the  undersigned's  holdings of and  transactions  in securities issued by the Company,  unless  earlier  revoked by the  undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

     IN WITNESS  WHEREOF,  the  undersigned has caused this Amended and Restated
Power of Attorney to be executed as of this 30th day of March, 2005.

                                   Signature:      /s/ Greg Schiffman

                                   Print Name:     Greg Schiffman

                                   Print Title (if applicable):